UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2018

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)
001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 17, 2018, Tyson Foods, Inc., a Delaware corporation (“Tyson”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Keystone Foods Holdings Limited, a private limited company organized under the laws of England and Wales (“Seller”), and Marfrig Global Foods S.A., a Brazilian corporation (sociedade por ações) and the ultimate parent of Seller (“Marfrig”).
Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions described therein, Tyson has agreed to acquire 100% of the issued and outstanding shares of common stock, par value $0.01 per share, of MFG (USA) Holdings, Inc., a Delaware corporation (“MFG”), and all of the issued and outstanding shares of McKey Luxembourg Holdings S.à.r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (together with MFG, “Keystone Foods”). The aggregate purchase price payable by Tyson is $2.16 billion in cash, subject to certain adjustments.
The Purchase Agreement contains customary representations, warranties, and covenants of Seller and Tyson. From the date of the Purchase Agreement until the closing of the transaction, Seller is required to operate Keystone Foods in the ordinary course and to comply with certain other operating covenants. Seller’s obligations under the Purchase Agreement are guaranteed by Marfrig.
The closing of the transaction is subject to customary closing conditions, including compliance with certain foreign competition laws and expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Purchase Agreement also contains customary termination rights for Seller and Tyson and provides that Tyson will pay Seller a termination fee of $50 million upon termination of the Purchase Agreement under specified circumstances relating to the failure to obtain antitrust clearance under the HSR Act or the Clayton Antitrust Act of 1914, as amended. Tyson’s obligation to consummate the transaction is not subject to any condition related to the availability of financing.
The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Tyson, Seller or Marfrig. The Purchase Agreement contains representations, warranties and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that Seller delivered in connection with the execution of the Purchase Agreement and were made only as of the date of the Purchase Agreement. Accordingly, investors and security holders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Tyson’s public disclosures.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements, including statements regarding the expected consummation of the transaction, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the transaction (such as regulatory approval for the transaction); the possibility that the transaction will not be completed; the impact of general economic, industry, market or political conditions; risks related to the ultimate outcome and results of integrating the operations of Tyson and Keystone Foods; the ultimate outcome of Tyson’s operating strategy applied to Keystone Foods and the ultimate ability to realize synergies; the effects of the business combination on Tyson and Keystone Foods, including on future financial condition, operating results, strategy and plans; and other risks and uncertainties, including those identified in Tyson’s periodic filings, including Tyson’s Annual Report on Form 10-K for the year ended September 30, 2017. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and Tyson does not undertake any obligation to update any forward-looking statement except as required by law.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of August 17, 2018, by and among Tyson Foods, Inc., Keystone Foods Holdings Limited and Marfrig Global Foods S.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: August 23, 2018	By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Associate General Counsel and Secretary